Exhibit 99.1

Bionano Announces Private Placement of Senior Secured Notes in Debt Restructuring that Improves Balance Sheet

Provides significant financial flexibility by` retiring near-term debt maturities, deferring principal redemption payments, and further reducing near-term cash needs.

SAN DIEGO, May 28, 2024 (GLOBE NEWSWIRE) – Bionano Genomics Inc. (“Bionano” or the “Company”) (NASDAQ: BNGO) today announced that it has completed a private placement of senior secured convertible debentures due May 24, 2026. The Company received gross proceeds of $18.0 million in connection with the placement, which will allow the Company to completely retire the convertible debt financing previously entered into first in October 2023, and then subsequently amended in February 2024.

This new financing reinforces the strategic plan set out by the Company in February 2024, by strengthening its capital structure, improving its liquidity position, and enhancing the Company’s ability to continue to drive adoption and utilization of optical genome mapping while it continues to review strategic alternatives to maximize shareholder value.

Additional information regarding the private placement and the terms of the debentures will be set forth in a Current Report on Form 8-K to be filed by the Company with the SEC.

Canaccord Genuity acted as exclusive financial advisor and placement agent to the Company for the offering.

The offer and sale of the foregoing securities did not involve a public offering and were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Words such as “anticipate”, “believe,” “could”, “estimate,” “expect,” “intend,” “may,” “plan,” “potential”, “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the consummation of the private placement convertible note financing and the use of proceeds therefrom. Each of these forward-looking statements involves risks and uncertainties. Accordingly, investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the timing and amount of revenue we are able to recognize in a given fiscal period; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts and our ability to continue as a “going concern”; the impact of adverse geopolitical and macroeconomic events, such as the ongoing conflicts between Ukraine and Russia and Israel and Gaza and uncertain market conditions, including inflation and supply chain disruptions, on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive technologies or improvements to existing technologies; changes in our strategic and commercial plans; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; study results that differ or contradict the results mentioned in this press release; the risk that we are not able to complete a strategic transaction that would increase stakeholder value; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

About Bionano Genomics

Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also provides diagnostic testing for patients with clinical presentations consistent with autism spectrum disorder and other neurodevelopmental disabilities. The Company also offers an industry-leading, platform-agnostic software solution, which integrates next-generation sequencing and microarray data designed to provide analysis, visualization, interpretation and reporting of copy number variants, single-nucleotide variants and absence of heterozygosity across the genome in one consolidated view. The Company additionally offers nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. For more information, visit www.bionano.com, www.bionanolaboratories.com or www.purigenbio.com.

Bionano’s OGM products are for research use only and not for use in diagnostic procedures.

Investor Relations Contact:

Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
David R. Holmes
Gilmartin Group
+1 (858) 366-3243
david.holmes@gilmartinir.com